Exhibit 23.1


               CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Forcenergy Inc on Form S-8, (File No. 33-80919) of our report dated February 17, 1997 on our audits of the consolidated financial statements of Forcenergy Inc as of December 31, 1996 and 1995, and for the years then ended, which report is included in this Annual Report on Form 10-K.



COOPERS & LYBRANDS L.L.P.


Miami, Florida
March 25, 1997